                               EXHIBIT INDEX



  Exhibit Number      Description

       99                  BankAmerica Corporation
                           press release dated
                           April 20, 1994
                           titled "BankAmerica
                           First Quarter
                           Earnings."

                                                    Exhibit 99

  BankAmerica Corporation                                 News

                                                  For Release:



Contact:  Peter Magnani
          (415) 953-2418

                    BANKAMERICA FIRST QUARTER EARNINGS

   SAN FRANCISCO, April 20, 1994 -- BankAmerica Corporation today reported first-quarter 1994 earnings per share of $1.27 based on earnings of $513 million. Earnings per share for the first quarter of 1993 were $1.19, based on earnings of $484 million.

   "First-quarter results are encouraging in a number of areas," Richard M. Rosenberg, Chairman and Chief Executive Officer, said. "Earnings per share were up. Average loan outstandings, adjusted for certain reclassifications, have increased in each of the past two quarters. And, credit quality indicators continued to improve, enabling the corporation to lower its loan loss provision. In addition, noninterest expenses declined, and we achieved -- ahead of schedule -- the quarterly savings rate required for us to meet our $1.2 billion goal for annual expense reductions from the Security Pacific merger."

   Rosenberg cited Large Corporate and Foreign Banking, California Consumer Banking, and Seafirst Corporation as being the strongest business-sector contributors to the corporation's first-quarter earnings. "Despite these encouraging results," Rosenberg added, "we continue to focus on our earnings per share and the need to bring expenses into better alignment with revenues in our various businesses.

   "As we celebrate our 90th anniversary later this year, we will continue to seek ways to enhance our products and customer service, with the objective of improving and strengthening both our financial performance and shareholder value," Rosenberg concluded.

Results of Operations

   Net interest income for the first quarter of 1994 was down
$49 million, or 3 percent, from the amount reported for the first quarter of 1993. The corporation's net interest margin for the first quarter of 1994 was 27 basis points lower than the first quarter of 1993.



                               -more-

   The provision for credit losses was $125 million in the first quarter of 1994, down $123 million from the amount reported in the first quarter of 1993. This decrease primarily reflected improved credit quality in various portfolio sectors.

   Noninterest income for the first quarter of 1994 decreased
$86 million from the amount reported in the same period last year. In the first quarter of 1993, noninterest income included $38 million of nonrecurring income representing previously unrecognized post-merger 1992 earnings of Bank of America (Asia) Limited, formerly Security Pacific Asia Bank, Ltd. Excluding this nonrecurring income, the decline in total noninterest income was due to a $90 million decrease in trading income, resulting from less favorable market conditions. However, total fees and commissions for the first quarter of 1994 were approximately the same as in the comparable period last year.

   Noninterest expense for the first quarter of 1994 decreased $51 million from the amount reported in the comparable period of 1993 to its lowest level since the merger with Security Pacific Corporation. This achievement demonstrates management's continued efforts to focus on controlling the corporation's operating costs.

Balance Sheet Analysis

   Average total assets for the first quarter of 1994 were $8.2 billion higher than in the previous quarter. Of this increase, $7.0 billion was due to the first-quarter adoption of Financial Accounting Standards Board Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts."

   Average total loans for the first quarter of 1994 were $2.6 billion lower than in the previous quarter due to reclassifications made primarily in connection with the adoption of Statement of Financial Accounting Standards No. 115,
"Accounting for Certain Investments in Debt and Equity
Securities." Excluding these reclassifications, average total loans grew $0.2 billion.

   Credit quality continued to improve during the first quarter of 1994. Total nonaccrual assets decreased $388 million, or 13 percent, from their December 31, 1993 level. This decline, which was primarily in nonaccrual construction and development and commercial and industrial loans, was largely the result of paydowns and loans restored to accrual status. In addition, net credit losses for the first quarter of 1994 totaled $174 million, down $142 million from the amount reported in the same period last year.




                            -more-

In connection with the pending acquisition of Continental Bank Corporation, BankAmerica Corporation implemented its previously announced plan to repurchase approximately $500 million of its common stock. As of March 31, 1994, BankAmerica Corporation had completed approximately 70 percent of its goal by repurchasing
8.2 million shares of its common stock on the open market. These shares were repurchased for $345 million, thereby reducing total stockholders' equity by that amount.

                                 #####
























                                -more-

               BankAmerica Corporation and Subsidiaries
                          Financial Highlights


  Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," was adopted by the corporation effective January 1, 1994. SFAS No. 115 requires that debt and equity securities for which the corporation does not have the positive intent or ability to hold to maturity and that are not considered to be part of trading-related activities be classified as available-for-sale securities and reported at their fair values, with unrealized gains and losses reported on a net-of-tax basis as a separate component of stockholders' equity. Upon adoption of SFAS No. 115, $5.6 billion of held-to-maturity securities were transferred to available-for-sale securities. In addition, certain debt-restructuring par bonds and other instruments issued by foreign governments of $1.3 billion and $1.2 billion were reclassified from loans to available-for-sale securities and held-to-maturity securities, respectively.

  Financial Accounting Standards Board Interpretation No. 39 (FIN 39), "Offsetting of Amounts Related to Certain Contracts," was also adopted by the corporation effective January 1, 1994. FIN 39 requires that unrealized gains on forward, swap, option, and other conditional or exchange contracts be recorded as assets and unrealized losses on these contracts be recorded as liabilities. However, unrealized gains and losses may be netted if right of set-off criteria are met or contracts are executed under legally enforceable master netting agreements with counterparties. In the first quarter of 1994, the corporation netted unrealized gains and losses wherever allowed by FIN 39.

  Prior period amounts have not been restated since SFAS No.
  115 does not allow retroactive application and the corporation has elected not to restate prior periods under FIN 39.

                                  Table 1
                             Summary of Results

                                           First   Fourth    First
     (dollar amounts in millions,        Quarter  Quarter  Quarter
     except per share data)                 1994     1993     1993

   1   Net income                          $ 513    $ 496    $ 484
   2   Earnings per common and common
        equivalent share                    1.27     1.21     1.19
   3   Earnings per common share -
        assuming full dilution              1.26     1.21     1.19

                                  Table 2
                              Statistical Data

                                         First     Fourth      First
                                       Quarter    Quarter    Quarter
                                          1994       1993       1993

     Rate of return (based
       on net income) on:
   1   Average total assets               1.07%      1.06%      1.06%
   2   Average common stockholders'
         equity                          13.00      12.48      13.56
   3 Net interest margin /a/              4.46       4.66       4.73
   4 Full-time-equivalent staff
       at period end (in thousands)       78.2       79.2       82.3
   5 Employees at period
       end (in thousands)                 94.7       96.4       99.2

  /a/ The net interest margin is computed on a taxable-equivalent basis. The taxable-equivalent basis adjustments to net interest income were $6 million for the first quarter of 1994, $6 million for the fourth quarter of 1993, and $5 million for the first quarter of 1993.

                 BankAmerica Corporation and Subsidiaries
                          Financial Highlights


                                 Table 3
                          Credit Quality Ratios

                                       March 31    Dec. 31    March 31
                                           1994       1993        1993

   1   Allowance for credit losses to
         total loans                       2.79%      2.78%       3.11%
   2   Allowance for credit losses to
         total nonaccrual assets         137.92     121.57       77.55
   3   Annualized ratio of net credit
         losses to average total loan
         outstandings for the quarter
         ended                             0.58       0.67        1.01

                                   Table 4
                                   Capital

                                           March 31      Dec. 31    March 31
                                               1994         1993        1993

   1  Total risk-based capital ratio/a/       12.20%/b/    12.00%      11.22%
   2  Tier 1 risk-based capital ratio/a/       7.60/b/      7.61        6.55
   3  Tier 1 leverage ratio/a/                 6.37/b/      6.64        5.91
   4  Common stockholders' equity to
        total assets                           7.04         7.58        7.10
   5  Total stockholders' equity to
        total assets                           8.55         9.17        8.72
   6  Total risk-based capital/a/
        (in millions)                       $19,255/b/   $18,967     $18,083
   7  Tier 1 risk-based capital/a/
        (in millions)                        12,055/b/    12,019      10,549

   /a/ Due to the first-quarter 1993 adoption of SFAS No. 109, "Accounting for Income Taxes", core deposit intangibles
        (CDI) and other identifiable intangibles that are normally deducted from Tier 1 capital under the current guidelines of the federal banking regulators were estimated to be $500 million higher at March 31, 1994 and were $510 million higher at December 31, 1993 and $554 million higher at March 31, 1993, with corresponding increases in deferred taxes. The federal banking regulators have not issued final capital regulations on the adoption of SFAS No. 109 and are currently considering whether such increased intangibles should be deducted from capital. Management believes that the increased amounts of CDI and other identifiable intangibles resulting from the adoption of SFAS No. 109 do not pose a risk to the corporation's capital and should not be deducted from capital in determining capital ratios. Pending final resolution of this issue by the banking regulators, such amounts have not been deducted from capital in determining the capital ratios shown above.
   /b/  Estimated.

                  BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                  Table 5
                      Common and Preferred Stock Data

                                           March 31     Dec. 31    March 31
                                               1994        1993        1993

   1  Book value per common share            $39.67      $39.58      $36.95
   2  Closing price per common share          39.38       46.38       50.25
   3  Cash dividend per common share
        for the quarter ended                  0.40        0.35        0.35
   4  Common stock dividends for the
        quarter ended (in millions)             143         125         124
   5  Preferred stock dividends for the
        quarter ended (in millions)              60          60          60
   6  Number of common shares outstanding
        (in thousands)                      350,029     357,912     354,069
   7  Average number of common and common
        equivalent shares outstanding for
        the quarter ended (in thousands)    357,569     359,547     355,022


                                    Table 6
                   Selected Average Balance Sheet Components

                                         First       Fourth     First
                                       Quarter      Quarter   Quarter
       (in millions)                      1994         1993      1993

   1   Loans                          $122,192     $124,824  $126,573
   2   Earning assets                  162,394      160,726   157,094
   3   Total assets                    194,880      186,706   185,216
   4   Deposits                        140,638      140,967   140,235
   5   Common stockholders' equity      14,124       13,874    12,687
   6   Total stockholders' equity       17,103       16,852    15,665


                                  Table 7
                             Business Sectors

                                                        First Quarter 1994/a/
                                                        Average    Average
      (in billions, except for net                Net     Total      Total
      income which is in millions)             Income    Assets   Deposits

   1  Large corporate and foreign                $185      $ 65       $ 24
   2  California consumer                         153        55         66
   3  Seafirst Corporation                         70        15         12
   4  Commercial real estate                       62         9          2
   5  Middle market                                27        10          5
   6  Private bank                                  5         2          5
   7  Other non-California banks                    2        22         24
   8  Other                                         9        17          3

                                                 $513      $195       $141

   /a/ Amounts are preliminary and reflect any first-quarter 1994 changes in the corporation's organizational structure and in its business-sector allocation methodologies.

                  BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                    Table 8
                             Loan Outstandings

                                         March 31     Dec. 31    March 31
      (in millions)                          1994        1993        1993

      Domestic
      Consumer:
   1    Secured by first mortgages on
          residential properties         $ 30,855    $ 30,306    $ 28,621
   2    Installment/a/                     15,809      15,332      16,812
   3    Credit card                         7,162       7,474       7,641
   4    Individual lines of credit/a/       8,268       8,486       8,198
   5    Other/a/                              397         382         304
   6      Total consumer                   62,491      61,980      61,576

       Commercial:
   7     Commercial and industrial         20,954      20,486      21,086
   8     Loans secured by real estate       9,050       9,251       9,873
   9     Construction and development
           loans secured by real estate     3,991       4,418       6,222
  10     Loans for purchasing or carrying
           securities                       2,934       3,090       1,070
  11     Financial institutions             1,751       2,170       1,876
  12     Lease financing                    1,665       1,715       1,780
  13     Agricultural                       1,614       1,679       1,584
  14     Other                              1,224       1,370       1,198
  15        Total commercial               43,183      44,179      44,689
  16          Total domestic loans        105,674     106,159     106,265

       Foreign
  17   Commercial and industrial           11,748      11,448      10,923
  18   Governments and official
         institutions                         787       3,429       3,654
  19   Banks and other financial
         institutions                       1,955       2,279       1,762
  20   Other                                3,242       3,064       2,773
  21       Total foreign loans             17,732      20,220      19,112

  22          Total Loans                $123,406    $126,379    $125,377

   /a/ Installment loans, individual lines of credit, and other consumer loans included the following aggregate amounts that were collateralized by junior mortgages on residential real estate: $12,927 million at March 31, 1994, $12,847 million at December 31, 1993, and $13,763 million at March 31, 1993.

                BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                 Table 9
                        Assets Pending Disposition

                                              March 31   Dec. 31   March 31
      (in millions)                               1994      1993       1993

      Merger-related assets pending
         disposition: /a/

   1     Assets under contract to sell
           to MSREF /b/                            $ 0       $ 0      $ 723

         Loans held pending disposition:
           Domestic commercial:
   2         Commercial and industrial               3         3        143
   3         Loans secured by real estate           28        28         74
   4         Construction and development
               loans secured by real estate         27        32        131
   5         Other                                   0         0          2
   6           Total domestic commercial            58        63        350
   7       Foreign                                  57        77        179
   8              Total loans held pending
                     disposition /c/               115       140        529
   9     Other real estate owned                    23        35        129
  10     Other assets /d/                          180       243        505
  11               Total merger-related assets
                     pending disposition           318       418      1,886

  12  Restructuring-country-related
         assets /e/                                181       196          0

       Loans held for sale in the normal
         course of business:
         Domestic:
  13       Consumer-secured by first mort-
             gages on residential properties       138       177        313
  14       Commercial and industrial               487       554        386
  15               Total loans held for sale
                     in the normal course
                     of business                   625       731        699

  16                   Total Assets Pending
                         Disposition            $1,124    $1,345     $2,585

   /a/ Consists primarily of former assets of Security Pacific Corporation that were identified for accelerated disposition as they were not deemed essential to the operating goals of the corporation.
   /b/ This balance includes certain merger-related assets pending disposition at the following estimated net realizable values at March 31, 1993: commercial and industrial loans of $13 million, loans secured by real estate of $176 million, construction and development loans secured by real estate of $442 million, other real estate owned of $88 million, and other assets of $4 million. These assets were sold on June 30, 1993 to a partnership controlled by The Morgan Stanley Real Estate Fund, L.P. (MSREF).
   /c/ Includes loans of $103 million, $123 million, and $457 million at March 31, 1994, December 31, 1993, and
         March 31, 1993, respectively, that would have been on nonaccrual status if they had been included in the corporation's loan outstandings.
   /d/ Includes subsidiaries and operations pending disposition of $96 million, $137 million, and $300 million at March 31, 1994, December 31, 1993, and March 31, 1993, respectively.
   /e/ Represents assets that would have been on nonaccrual status if they had been included in the corporation's loan outstandings and interest-bearing deposits in banks.

               BankAmerica Corporation and Subsidiaries
                           Financial Highlights


                                  Table 10
                        Selected Credit Quality Data


                                          March 31    Dec. 31    March 31
      (in millions)                           1994       1993        1993

       Nonaccrual Assets:
   1   Construction and development
         loans secured by real estate       $  819     $1,037      $2,332
   2   Commercial and industrial               448        588         918
   3   Commercial loans secured by real
         estate                                553        570         737
   4   Consumer                                471        459         412
   5   Foreign, excluding restructuring
         country related                       172        197         277
   6       Total                             2,463      2,851       4,676
   7   Restructuring country related            35         35         357

   8         Total Nonaccrual Assets        $2,498     $2,886      $5,033

   9   Restructured loans                   $  142     $  134      $   90
  10   Loans past due 90 days or more
          and still accruing interest/a/       482        578         645
  11   Other real estate owned                 553        517         522

   /a/ Includes consumer loans of $290 million, $328 million, and $464 million at March 31, 1994, December 31, 1993, and
        March 31, 1993, respectively.

                                    Table 11
                  Analysis of Change in Nonaccrual Assets

                                              First      Fourth      First
                                            Quarter     Quarter    Quarter
       (in millions)                           1994        1993       1993

   1   Balance, beginning of quarter         $2,886      $3,928     $5,235

       Additions:
   2     Loans placed on nonaccrual
           status                               227         284        540

         Deductions:
   3       Restored to accrual status          (195)       (317)       (92)
   4       Transfers to other real
             estate owned                       (72)       (100)      (217)
   5       Charge-offs                          (40)       (123)       (76)
   6       Restructuring-country-related
             assets transferred to assets
             pending disposition                  0        (310)         0
   7       Other, primarily payments           (308)       (476)      (357)

   8         Balance, End of Quarter         $2,498      $2,886     $5,033


                   BankAmerica Corporation and Subsidiaries
                            Financial Highlights


                                  Table 12
                         Net Credit Losses (Recoveries)

                                            First     Fourth      First
                                          Quarter    Quarter    Quarter
       (in millions)                         1994       1993       1993

       Domestic consumer:
   1     Secured by first mortgages
           on residential properties          $ 7       $ 10        $ 0
   2     Credit card                           90         95        122
   3     Other consumer                        65         67         85
       Domestic commercial:
   4     Commercial and industrial             (9)         9         10
   5     Loans secured by real estate          11          7         15
   6     Construction and development
           loans secured by real estate        (1)        20         77
   7     Loans for purchasing or carrying
           securities, financial institutions,
           lease financing, agricultural,
           and other commercial                (5)         0          6
   8           Total domestic                 158        208        315
       Foreign:
   9     Restructuring country related          0         (1)         0
  10     Other foreign                         16          5          1
  11           Total foreign                   16          4          1

  12             Total Net Credit Losses     $174       $212       $316


                 BankAmerica Corporation and Subsidiaries
                    Consolidated Statement of Operations

                                           First      Fourth      First
                                         Quarter     Quarter    Quarter
       (in millions)                        1994        1993       1993

       Interest Income
   1   Loans, including fees              $2,206      $2,329     $2,429
   2   Interest-bearing deposits
         in banks                             56          54         46
   3   Federal funds sold                     13           6          6
   4   Securities purchased under
         resale agreements                    72          54         32
   5   Trading account assets                111         102         76
   6   Available-for-sale and held-to-
         maturity securities                 355         331        336
   7       Total interest income           2,813       2,876      2,925

       Interest Expense
   8   Deposits                              697         715        787
   9   Federal funds purchased                 3           4          5
  10   Securities sold under repurchase
         agreements                           79          46         24
  11   Other short-term borrowings            61          56         49
  12   Long-term debt                        169         177        186
  13   Subordinated capital notes             10          13         31
  14       Total interest expense          1,019       1,011      1,082
  15       Net interest income             1,794       1,865      1,843
  16   Provision for credit losses           125         150        248
  17       Net interest income after
             provision for credit losses   1,669       1,715      1,595

       Noninterest Income
  18   Deposit account fees                  294         302        289
  19   Credit card fees                       82          95         82
  20   Trust fees                             67          72         71
  21   Other fees and commissions            266         268        268
  22   Trading income                         74         101        164
  23   Net securities gains                   20          16         18
  24   Net gain on sales of assets            45          45         27
  25   Other income                          155         220        170
  26       Total noninterest income        1,003       1,119      1,089

       Noninterest Expense
  27   Salaries                              710         729        710
  28   Employee benefits                     158         138        150
  29   Occupancy                             165         182        163
  30   Equipment                             146         174        140
  31   Amortization of intangibles           105         115        132
  32   Communications                         78          81         82
  33   Regulatory fees and related
         expenses                             70          74         84
  34   Professional services                  58          73         60
  35   Other expense                         294         408        314
  36       Total noninterest expense       1,784       1,974      1,835
  37         Income before income taxes      888         860        849
  38   Provision for income taxes            375         364        365

  39       Net Income                      $ 513       $ 496      $ 484

                    BankAmerica Corporation and Subsidiaries
                          Consolidated Balance Sheet

                                           March 31  Dec. 31  March 31
    (in millions)                              1994     1993      1993

      Assets
   1  Cash and due from banks              $ 10,455 $ 10,482  $ 10,788
   2  Interest-bearing deposits in banks      3,978    2,988     2,195
   3  Federal funds sold                      2,549    2,050     1,082
   4  Securities purchased under resale
        agreements                            5,995    3,549       742
   5  Trading account assets                  6,648    6,866     5,126
   6  Available-for-sale securities           9,413    3,282     6,228
   7  Held-to-maturity securities            11,979   16,415    15,896

   8  Loans                                 123,406  126,379   125,377
   9  Less: Allowance for credit losses       3,445    3,508     3,903
  10     Net loans                          119,961  122,871   121,474
  11  Premises and equipment, net             3,664    3,631     3,535
  12  Customers' acceptance liability           801      851       720
  13  Accrued interest receivable             1,030      982     1,064
  14  Other real estate owned                   553      517       522
  15  Assets pending disposition              1,124    1,345     2,585
  16  Goodwill, net                           3,931    3,973     4,285
  17  Identifiable intangibles, net           2,133    2,191     2,329
  18  Unrealized gains on off-balance-
        sheet instruments                     7,441        0         0
  19  Other assets                            5,557    4,940     5,627

  20      Total Assets                     $197,212 $186,933  $184,198

      Liabilities & Stockholders' Equity
      Deposits in domestic offices:
  21    Interest-bearing                   $ 88,139 $ 89,134  $ 95,165
  22    Noninterest-bearing                  30,920   31,578    28,997
      Deposits in foreign offices:
  23    Interest-bearing                     22,034   19,608    14,734
  24    Noninterest-bearing                   1,496    1,298     1,384
  25      Total deposits                    142,589  141,618   140,280
  26  Federal funds purchased                   270      220       336
  27  Securities sold under repurchase
        agreements                            6,910    4,229     1,564
  28  Other short-term borrowings             3,628    3,523     2,320
  29  Acceptances outstanding                   801      851       720
  30  Accrued interest payable                  529      505       502
  31  Unrealized losses on off-balance-
        sheet instruments                     7,129        0         0
  32  Other liabilities                       4,059    4,728     6,033
  33  Long-term debt                         13,828   13,508    14,310
  34  Subordinated capital notes                606      607     2,071
  35      Total liabilities                 180,349  169,789   168,136

      Stockholders' Equity
  36  Preferred stock                        2,979     2,979     2,979
  37  Common stock                             561       560       554
  38  Additional paid-in capital             7,130     7,118     6,954
  39  Retained earnings                      6,807     6,502     5,587
  40  Net unrealized losses on available-
        for-sale securities                   (252)        0         0
  41  Common stock in treasury, at cost       (362)      (15)      (12)
  42      Total stockholders' equity        16,863    17,144    16,062

  43        Total Liabilities and
               Stockholders' Equity       $197,212  $186,933  $184,198

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